UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2008

Cell Genesys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19986	94-3061375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Forbes Boulevard, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 9, 2008, Cell Genesys, Inc. (the “Company”) entered into a Placement Agency Agreement with Credit Suisse Securities (USA) LLC, Canaccord Adams Inc. and Cantor Fitzgerald & Co. relating to the issuance and sale by the Company of 7,109,005 shares of the Company’s common stock, and warrants to purchase 8,530,806 shares of the Company’s common stock to the institutional investor signatories to the Subscription Agreement described below. The warrants have an exercise price of $10 per share. Each purchaser of a share of common stock purchased a warrant exercisable for 1.2 shares of the Company’s common stock, for a collective price of $4.22 per share and warrant unit, which the Company estimates will result in net proceeds of approximately $28.0 million, after deducting the placement agents’ fees and estimated offering expenses. The warrants will not be exercisable prior to six months after issuance, and will be exercisable for a period of seven years thereafter. A copy of the Placement Agency Agreement is attached hereto as Exhibit 1.1 to this report and is incorporated herein by reference. A copy of the form of warrant is attached hereto as Exhibit 4.1 to this report and is incorporated herein by reference. The description of the warrants is a summary only and is qualified in its entirety by reference to Exhibit 4.1.

In connection with the offering, the Company entered into a subscription agreement, dated May 9, 2008 (the “Subscription Agreements”), between the Company and the investors. The form of Subscription Agreement is attached hereto as Exhibit 10.1 to this report and is incorporated herein by reference.

Credit Suisse Securities (USA) LLC acted as lead placement agent and Canaccord Adams Inc. and Cantor Fitzgerald & Co. acted as co-placement agents for the offering and will receive placement fees equal to 5% of the aggregate purchase price of approximately $1.5 million from the offering.

The Company is making the issuance and sale pursuant to a shelf registration statement on Form S-3 (Registration No. 333-142482) declared effective by the Securities and Exchange Commission on May 16, 2007.

Item 7.01.	Regulation FD Disclosure.

On May 12, 2008, the Company issued a press release announcing the public offering referred to above. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

The information in this Current Report on Form 8-K under the heading Item 7.01, “Regulation FD Disclosure,” including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act unless specifically stated in those filings.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

1.1	Placement Agency Agreement dated May 9, 2008 by and among Cell Genesys and Credit Suisse Securities (USA) LLC, Canaccord Adams Inc. and Cantor Fitzgerald & Co.

4.1	Form of Warrant.

5.1	Opinion of O’Melveny & Myers LLP.

10.1	Form of Subscription Agreement, between the Company and the investors.

99.1	Press release issued by the Company on May 12, 2008 announcing the pricing of its offering.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cell Genesys, Inc.

May 12, 2008	By:	/s/ Sharon E. Tetlow
	Nam:	Sharon E. Tetlow
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Placement Agency Agreement dated May 9, 2008 by and among Cell Genesys and Credit Suisse Securities (USA) LLC, Canaccord Adams Inc. and Cantor Fitzgerald & Co.

4.1	Form of Warrant.

5.1	Opinion of O’Melveny & Myers LLP.

10.1	Form of Subscription Agreement, between the Company and the investors.

99.1	Press release issued by the Company on May 12, 2008 announcing the pricing of its offering.